               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                      ---------------------

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 20, 1996

             Golden Books Family Entertainment, Inc.
       (Exact Name of Registrant as Specified in Charter)


        Delaware                 0-14399            06-1104930
(State or Other Jurisdiction   (Commission        (IRS Employer
   of Incorporation)           File Number)    Identification No.)


       850 Third Avenue, New York, New York         10022
      (Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code:(212) 753-8500


  (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

     On August 20, 1996, Golden Books Family Entertainment, Inc. (the "Company") acquired substantially all of the television and film library properties of Broadway Video Entertainment, L.P. ("BVE L.P.") and its affiliates (which constituted substantially all of the assets of BVE, L.P.) and assumed the profit participations payable and all liabilities incurred in connection with the exploitation of such assets after the closing (the "Acquisition") pursuant to an Asset Purchase Agreement, dated as of July 30, 1996 (the "Asset Purchase Agreement"), among BVE, L.P., Broadway Video Enterprises, Inc., Lone Ranger Music, Inc., Palladium Limited Partnership, the Company and certain of the Company's subsidiaries. The acquired library properties consisted of copyrights, distribution rights, trademarks or licenses relating to characters, television programs and motion pictures, both animation and live action, and included individual specials and multiple episode series. The purchase price was $81 million in cash, plus 901,408 shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), based on a $10 million aggregate market value (calculated based on the average trading price of the Company Common Stock on The Nasdaq National Market for the 20-day trading period ended two days immediately preceding the closing date of the Acquisition). The purchase price was determined through negotiation between the parties to the Asset Purchase Agreement. The shares of Company Common Stock included in the purchase price (and any cash placed in escrow in place of such shares pursuant to the terms of the Asset Purchase Agreement) will be held in an escrow account for a period of at least one year to satisfy any obligations of BVE, L.P. and its affiliates arising under indemnification obligations included under the Asset Purchase Agreement.

     In funding the Acquisition, the Company used existing cash and a portion of the proceeds of a $100 million private placement of Convertible Trust Originated Preferred Securities that was consummated prior to the Acquisition.

     Pursuant to the Acquisition, Lorne Michaels, who indirectly owns BVE, L.P., and Eric Ellenbogen, the former President of BVE, L.P. and, since the consummation of the Acquisition, the President of the Company's new Golden Books Entertainment Group division and an Executive Vice President of the Company, will be appointed to the Board of Directors of the Company.


Item 7.          FINANCIAL STATEMENTS AND EXHIBITS

                 It is impracticable for the Company to provide as part of this report at the time that this report is being filed financial statements for BVE, L.P. in respect of its fiscal quarter ended June 30, 1996. Such financial statements will be filed pursuant to an amendment to this report as soon as practicable but not later than 60 days after the date on which this report is required to be filed.

                 The following financial statements are being filed as part of this report:

                 (a)     Financial statements of businesses acquired.

            (i)     Broadway Video Entertainment, L.P.

                    (A)     Audited Consolidated Financial
                            Statements:

                            Report of Independent Auditors

                            Consolidated Balance Sheets as of
                            December 31, 1995 and 1994

                            Consolidated Statements of Operations for the year ended December 31, 1995 and for the period from inception (August 1, 1994) through December 31, 1994

                            Consolidated Statements of Changes in
                            Partners' Capital for the year ended
                            December 31, 1995 and for the period
                            from inception (August 1, 1994) through
                            December 31, 1994

                            Consolidated Statements of Cash Flows for the year ended December 31, 1995 and for the period from inception (August 1, 1994) through December 31, 1994

                            Notes to Consolidated Financial
                            Statements

                    (B) Unaudited Interim Condensed Consolidated Financial Statements:

                            Unaudited Condensed Consolidated Balance
                            Sheet as of March 31, 1996

                            Unaudited Condensed Consolidated
                            Statements of Operations for the three
                            months ended March 31, 1996 and 1995

                            Unaudited Condensed Consolidated
                            Statement of Changes in Partners'
                            Capital for the three months ended
                            March 31, 1996

                            Unaudited Condensed Consolidated
                            Statements of Cash Flows for the
                            three months ended March 31, 1996 and
                            1995

                            Notes to Unaudited Condensed Consolidated
                            Financial Statements

            (ii)      Palladium Limited Partnership

                            Report of Independent Auditors

                            Statement of Operations for the seven
                            months ended July 31, 1994

                            Statement of Changes in Partners' Capital for the seven months ended July 31, 1994

                            Statement of Cash Flows for the seven
                            months ended July 31, 1994

                            Notes to Financial Statements

      (b)     Pro forma financial information.

                            Unaudited Pro Forma Condensed Balance
                            Sheet at May 4, 1996

                            Unaudited Pro Forma Condensed Statement
                            of Operations for the quarter ended
                            May 4, 1996

                            Unaudited Pro Forma Condensed Statement
                            of Operations for the year ended
                            February 3, 1996

                            Notes to Unaudited Pro Forma Condensed
                            Financial Statements

    (c)     Exhibits.

            The following Exhibits are filed herewith:

            Number          Title
            -------         ------
            2.1             Asset Purchase Agreement

            23              Consent of Ernst & Young LLP

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.



Dated:  August 29, 1996               By:  /s/ Philip E. Rowley
                                           Philip E. Rowley
                                           Chief Financial Officer and
                                           Executive Vice President

                  INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

                        FINANCIAL STATEMENT DESCRIPTION

          (a)(i)     Broadway Video Entertainment, L.P.:

                     (A)     Audited Consolidated Financial
                             Statements:

                             Report of Independent Auditors

                             Consolidated Balance Sheets as of
                             December 31, 1995 and 1994

                             Consolidated Statements of Operations for the year ended December 31, 1995 and for the period from inception (August 1, 1994) through December 31, 1994

                             Consolidated Statements of Changes in
                             Partners' Capital for the year ended
                             December 31, 1995 and for the period
                             from inception (August 1, 1994) through
                             December 31, 1994

                             Consolidated Statements of Cash Flows for the year ended December 31, 1995 and for the period from inception (August 1, 1994) through December 31, 1994

                             Notes to Consolidated Financial
                             Statements

                     (B) Unaudited Interim Condensed Consolidated Financial Statements:

                             Unaudited Condensed Consolidated Balance
                             Sheet as of March 31, 1996

                             Unaudited Condensed Consolidated
                             Statements of Operations for the three
                             months ended March 31, 1996 and 1995

                             Unaudited Condensed Consolidated
                             Statement of Changes in Partners'
                             Capital for the three months ended
                             March 31, 1996

                             Unaudited Condensed Consolidated
                             Statements of Cash Flows for the
                             three months ended March 31, 1996 and
                             1995

                             Notes to Unaudited Condensed Consolidated
                             Financial Statements

             (ii)    Palladium Limited Partnership:

                             Report of Independent Auditors

                             Statement of Operations for the seven
                             months ended July 31, 1994

                             Statement of Changes in Partners' Capital for the seven months ended July 31, 1994

                             Statement of Cash Flows for the seven
                             months ended July 31, 1994

                             Notes to Financial Statements

          (b)        Pro forma financial information:

                             Unaudited Pro Forma Condensed Balance
                             Sheet at May 4, 1996

                             Unaudited Pro Forma Condensed Statement
                             of Operations for the quarter
                             ended May 4,1996

                             Unaudited Pro Forma Condensed Statement
                             of Operations for the year ended
                             February 3, 1996

                             Notes to Unaudited Pro Forma Condensed
                             Financial Statements

EXHIBIT                         EXHIBIT DESCRIPTION
NUMBER
- -------

2.1    Asset Purchase Agreement

23     Consent of Ernst & Young LLP

                        REPORT OF INDEPENDENT AUDITORS

The Partners
Broadway Video Entertainment, L.P.

   We have audited the accompanying consolidated balance sheets of Broadway Video Entertainment, L.P. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in partners' capital and cash flows for the year ended December 31, 1995 and for the period from inception (August 1, 1994) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Broadway Video Entertainment, L.P. and subsidiaries as of December 31, 1995 and 1994, and the results of its operations, changes in partners' capital and its cash flows for the year ended December 31, 1995 and for the period from inception (August 1, 1994) through December 31, 1994, in conformity with generally accepted accounting principles.


                                                 ERNST & YOUNG LLP

New York, New York
April 10, 1996

                       BROADWAY VIDEO ENTERTAINMENT, L.P.

                           CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                     ----------------------------
                                                                          1995           1994
                                                                     -------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents ........................................   $ 2,507,302    $ 6,430,452
  Accounts receivable, less allowance for doubtful accounts of
   $63,392 and $80,000 in 1995 and 1994  ...........................     1,434,173      2,105,421
  Prepaid expenses and other current assets ........................       139,592         33,361
                                                                     -------------  -------------
Total current assets ...............................................     4,081,067      8,569,234
Accounts receivable ................................................       688,074        924,031
Property and equipment, net ........................................       149,681             --
Film library, net ..................................................     4,709,694      1,461,327
Deferred writers advances ..........................................       132,152             --
Organization costs, net ............................................     1,069,490      1,144,857
Music catalogs, net ................................................       704,400             --
Other assets .......................................................        49,018             --
                                                                     -------------  -------------
                                                                       $11,583,576    $12,099,449
                                                                     =============  =============
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable .................................................   $   227,835    $    75,896
  Profit participation payable .....................................     1,046,234        813,914
  Accrued interest payable .........................................     1,051,702        548,350
  Deferred revenue .................................................       256,813             --
  Accrued expenses and other current liabilities ...................       516,791        475,808
                                                                     -------------  -------------
Total current liabilities ..........................................     3,099,375      1,913,968
Profit participation payable .......................................       197,831             --
Long-term debt--subordinated (Note 6) ..............................    12,975,272     12,029,816
Partners' capital ..................................................    (4,688,902)    (1,844,335)
                                                                     -------------  -------------
                                                                       $11,583,576    $12,099,449
                                                                     =============  =============

                             See accompanying notes.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.

                    CONSOLIDATED STATEMENTS OF OPERATIONS

               YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD
          FROM INCEPTION (AUGUST 1, 1994) THROUGH DECEMBER 31, 1994

                                                                       1995          1994
                                                                  ------------  ------------
Revenues ........................................................   $9,535,642    $3,173,594
Costs and expenses:
  Direct costs ..................................................    2,755,888     1,302,378
  Selling expenses ..............................................      460,037         5,980
  General and administrative expenses ...........................    2,988,148       160,444
  Management fees ...............................................    2,057,000       760,417
                                                                  ------------  ------------
Operating income before other deductions and provision for
 income taxes ...................................................    1,274,569       944,375
Other (income) expenses:
  Minority interest .............................................         (552)           --
  Amortization of organization costs ............................      270,946       104,078
  Interest expense, net of interest income of $513,105 and
   $183,340  ....................................................    1,821,595     1,111,166
                                                                  ------------  ------------
  Loss before income taxes ......................................     (817,420)     (270,869)
  Provision for income taxes ....................................       65,000            --
                                                                  ------------  ------------
  Net loss ......................................................   $ (882,420)   $ (270,869)
                                                                  ============  ============

                             See accompanying notes.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.

           CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

               YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD
          FROM INCEPTION (AUGUST 1, 1994) THROUGH DECEMBER 31, 1994

                                 BROADWAY VIDEO      BROADWAY
                                ENTERPRISES, INC.   VIDEO, INC.       TOTAL
                               -----------------  -------------  -------------
Contributed Capital ..........     $ 3,046,310       $ 328,224     $ 3,374,534
Distributions ................      (4,786,700)       (161,300)     (4,948,000)
Net loss for the period  .....        (262,743)         (8,126)       (270,869)
                               -----------------  -------------  -------------
Balance at December 31, 1994        (2,003,133)        158,798      (1,844,335)
Distributions ................      (1,898,184)        (63,963)     (1,962,147)
Net loss for the period  .....        (853,653)        (28,767)       (882,420)
                               -----------------  -------------  -------------
Balance at December 31, 1995       $(4,754,970)      $  66,068     $(4,688,902)
                               =================  =============  =============

                             See accompanying notes.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

               YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD
          FROM INCEPTION (AUGUST 1, 1994) THROUGH DECEMBER 31, 1994

                                                                         1995           1994
                                                                    -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ..........................................................   $  (882,420)   $  (270,869)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
 Depreciation .....................................................        25,405             --
 Amortization of film library and production costs ................       300,991        469,873
 Amortization of organization and interest cost ...................     1,216,402        488,822
 Amortization of music catalog ....................................        56,260             --
 Minority interest ................................................         2,408             --
 Changes in operating assets and liabilities:
  Decrease (increase) in receivables ..............................       907,206     (2,229,638)
  Increase in prepaid and other current assets ....................      (106,231)       (28,828)
  Increase in deferred writers advances ...........................      (132,152)            --
  Increase in other assets ........................................       (49,018)      (326,353)
  Increase in profit participation payable ........................       430,151        654,109
  Increase in accounts payable ....................................       151,940         31,258
  Increase in deferred revenue ....................................       256,813             --
  Increase in accrued expenses and other current liabilities  .....       541,927        929,542
                                                                    -------------  -------------
Total adjustments .................................................     3,602,102        (11,215)
                                                                    -------------  -------------
Net cash provided by (used in) operating activities ...............     2,719,682       (282,084)
                                                                    -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Organization costs incurred .......................................      (195,581)    (1,248,935)
Acquisition of property and equipment .............................      (175,086)            --
Acquisition of music catalogs .....................................      (760,660)            --
Acquisition of film assets ........................................    (3,549,358)            --
                                                                    -------------  -------------
Net cash used in investing activities .............................    (4,680,685)    (1,248,935)
                                                                    -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from long-term debt ..................................            --     11,645,072
Distributions to partners .........................................    (1,962,147)    (4,948,000)
Partners' capital contributions and other .........................            --       (224,432)
                                                                    -------------  -------------
Net cash (used in) provided by financing activities ...............    (1,962,147)     6,472,640
                                                                    -------------  -------------
Net (decrease) increase in cash ...................................    (3,923,150)     4,941,621
Cash and cash equivalents at beginning of period ..................     6,430,452      1,488,831
                                                                    -------------  -------------
Cash and cash equivalents at end of period ........................   $ 2,507,302    $ 6,430,452
                                                                    =============  =============
Supplemental disclosures of cash flow information:
 Interest paid ....................................................   $ 1,163,935    $ 1,654,375
                                                                    =============  =============

                             See accompanying notes.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD FROM INCEPTION
                  (AUGUST 1, 1994) THROUGH DECEMBER 31, 1994

1. ORGANIZATION AND NATURE OF BUSINESS

   Broadway Video Entertainment, L.P. (the "Partnership") was organized on August 1, 1994 as a limited partnership under the laws of the State of New
York to engage in the acquisition, licensing and commercial exploitation of certain motion picture rights and properties. In accordance with the Partnership Agreement, the initial capitalization of the Partnership occurred in a series of transactions in which certain net assets were contributed to the Partnership from its partners' in exchange for interests in the Partnership. In addition, debt was issued to a third party (see Notes 5 and 6).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Partnership, its 50% owned subsidiary, McSpadden Smith Music, L.L.C. and its Broadway Comics division. Significant intercompany accounts and transactions have been eliminated in consolidation.

   Certain reclassifications have been made to the prior year's financial statements in order to conform with the current year's presentation.

 Cash and Cash Equivalents

   The Partnership considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Film Library

   Film library consists of the costs incurred to acquire the film library, which are stated at the lower of unamortized costs or net realizable value. The costs are being amortized using the film-forecast method, which amortizes such costs in the same ratio that current revenues bear to anticipated total revenues.

 Depreciation and Amortization

   The Company records depreciation and amortization of property and equipment using the straight-line and other accelerated methods, over the estimated useful lives of the assets.

   Organization costs are amortized on a straight-line basis over a five-year period.

 Deferred Writer's Advances

   Advance royalty payments to artists and producers are capitalized when the past performance and current popularity of the artist or producer provide a sound basis for estimating that the amount of the advance will be receivable from future earned royalties. Amounts capitalized are recouped as subsequent royalties are earned by the artists or producer. Any portion of capitalized amounts not deemed to be recoverable from future royalties are fully reserved in the period in which the loss becomes evident.

   The portion of advances which are anticipated to be recovered from artists or producer earnings within one year are considered to be current.

 Music Catalogs

   Music catalogs consist of the cost incurred to acquire music and publishing catalogs and are amortized on a straight-line basis over their estimated useful lives of either 5 or 15 years.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.

        YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD FROM INCEPTION
                  (AUGUST 1, 1994) THROUGH DECEMBER 31, 1994

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

 Income Taxes

   The Partnership is not subject to federal or state income taxes. Income or loss from the Partnership's operations is included in the determination of taxable income of the respective partners, pursuant to the terms of the Partnership Agreement.

   The Partnership is, however, subject to the New York City Unincorporated Business Tax. This tax generally arises from nondeductible payments made to the general partner. The Partnership Agreement provides that for each fiscal year the general partner shall make special distributions out of cash available for distribution to all partners, pro rata, in accordance with their respective allocation percentages, in an amount equal to the product of their allocated book income and the applicable tax rate.

 Revenue Recognition

   Revenue from the sale of film rights, principally for the home video and domestic and foreign syndicated television markets, is recognized when the film is available for showing or exploitation. Amounts received prior to the film's availability are classified as deferred revenue. Revenue from the sale of merchandising rights is recognized when the license period begins. Generally, in accordance with industry practices, revenue derived from licensing the use of songs in the Company's song catalogs is recognized as payments are received from licensees.

 Risks and Uncertainties

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. ACCOUNTS RECEIVABLE

   The long-term accounts receivable arising from the licensing of motion picture rights are due as follows.

                                     1995           1994
                                 ----------      ---------
            1995 ..............   $      --      $  29,031
            1996 ..............          --        707,500
            1997 ..............     567,673        187,500
            1998 ..............     115,400             --
            1999 ..............       5,000             --
                                 ----------      ---------
            Total  ............   $ 688,073      $ 924,031
                                 ==========      =========

   In 1994, current accounts receivables include $916,430 due from affiliated companies.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.

        YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD FROM INCEPTION
                  (AUGUST 1, 1994) THROUGH DECEMBER 31, 1994

4. PROPERTY AND EQUIPMENT

   Property and equipment, at cost, consisted of the following at December 31, 1995:

                                                     1995
                                                 ----------
Technical equipment ............................  $  30,630
Office equipment ...............................      3,956
Leasehold improvements .........................      6,497
Computer equipment and hardware ................    134,003
                                                 ----------
                                                    175,086
Less accumulated depreciation and amortization      (25,405)
                                                 ----------
Property and equipment, net ....................  $ 149,681
                                                 ==========

5. RELATED PARTY TRANSACTIONS

   During 1995 and 1994, management fees of approximately $2,057,000 and $760,000, respectively, were charged to the Partnership by an affiliated company. The fees are in accordance with a ten-year management services agreement, as outlined in the Partnership Agreement.

6. LONG-TERM DEBT

   Long-term debt consisted of the following at December 31:

                            1995           1994
                       -------------  -------------
Subordinated notes  ..  $ 16,968,000   $ 16,968,000
Unamortized discount       3,992,728      4,938,184
                       -------------  -------------
                        $ 12,975,272   $ 12,029,816
                       =============  =============

   Long-term debt consists of Participating Subordinated Notes ("Notes") issued on August 1, 1994 as part of the Partnership's initial capitalization. The Notes will mature on December 31, 2003 unless otherwise accelerated in accordance with the Note Purchase Agreement dated as of August 1, 1994. The Notes bear interest at the rate of 7% per annum, payable on a semiannual basis; plus additional interest of 13% per annum, which is payable contingent upon cash flow on a semi-annual basis. The notes have been discounted to reflect an effective interest rate of 18%.

   The Notes are subordinated to up to $50,000,000 of Senior Indebtedness of the Partnership.

   The Note Purchase Agreement includes, among other things, provisions relative to additional borrowings, issuance of additional notes, maintenance of working capital, re-capitalization, amount of capital expenditures, and certain restrictions on the acquisitions of film libraries and related business.

7. PARTNERSHIP OPTION AGREEMENT

   As part of the Partnership's initial capitalization, partnership options were issued. The options collectively entitle the holders thereof to purchase 44,092 units (subject to a dilution adjustment) representing in the aggregate a 44.09% limited partner interest in the Partnership (subject to dilution adjustment), in accordance with the terms and conditions of that certain option purchase agreement, dated as of August 1, 1994 ("Option Agreement").

8. LEGAL PROCEEDINGS

   The Partnership is involved in various legal proceedings from time to time in the normal course of business. In management's opinion, the litigation in which the Partnership is currently involved, individually and in the aggregate, is not material to the Partnership's financial condition or results of operations.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                 (unaudited)

                                                  MARCH 31, 1996
                                                  --------------
ASSETS
Current assets
  Cash and cash equivalents .....................   $ 3,189,858
  Accounts receivable, net ......................     1,364,253
  Prepaid expenses and other current assets  ....       193,398
                                                  --------------
Total current assets ............................     4,747,509

Film library, net ...............................     4,709,694
Deferred writers advances .......................       168,149
Other assets ....................................     2,626,340
                                                  --------------
                                                    $12,251,692
                                                  ==============

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accrued interest payable ......................   $ 1,880,010
  Accrued expenses and other current liabilities      1,514,745
                                                  --------------
Total current liabilities .......................     3,394,755

Long-term debt--subordinated ....................    13,255,610
Other liabilities ...............................       225,656

Partners' capital ...............................    (4,624,329)
                                                  --------------
                                                    $12,251,692
                                                  ==============

                       See notes to financial statements.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          THREE MONTHS ENDED MARCH 31,
                                                               1996          1995
                                                           ------------  ------------
                                                                   (UNAUDITED)
Revenues .................................................   $3,629,616    $4,551,895
Costs and expenses:
  Direct costs ...........................................    1,065,194     1,035,277
  Selling expenses .......................................      177,318           578
  General and administrative expenses ....................      966,910       579,066
  Management fees ........................................      547,251       478,000
                                                           ------------  ------------
Operating income before other deductions and provision
 for income taxes ........................................      872,943     2,458,974

Other expenses:
  Minority interest ......................................        5,417            --
  Interest expense, net ..................................      800,254     1,030,346
                                                           ------------  ------------

Income before income taxes ...............................       67,272     1,428,628
Provision for income taxes ...............................        2,700        65,000
                                                           ------------  ------------
Net income ...............................................   $   64,572    $1,363,628
                                                           ============  ============

                       See notes to financial statements.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                                 (UNAUDITED)

                                                       BROADWAY VIDEO      BROADWAY
                                                      ENTERPRISES, INC.   VIDEO, INC.       TOTAL
                                                      -----------------  -------------  --------------
Balance at December 31, 1995 ........................     ($4,754,970)       $66,068       ($4,688,902)
Net Income for the three months ended March 31, 1996           62,468          2,105            64,573
                                                      -----------------  -------------  --------------
Balance at March 31, 1996 ...........................     ($4,692,502)       $68,173       ($4,624,329)
                                                      =================  =============  ==============

                       See notes to financial statements.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  THREE MONTHS ENDED MARCH 31,
                                                      1996          1995
                                                  ------------  ------------
                                                          (UNAUDITED)
Net cash provided by operating activities  ......   $  718,202    $3,208,260

INVESTING ACTIVITIES
Acquisition of property and equipment ...........      (35,646)           --
                                                  ------------  ------------
Net cash used in investing activities ...........      (35,646)           --

Net increase in cash ............................      682,556     3,208,260
Cash and cash equivalents at beginning of period     2,507,302     6,430,452
                                                  ------------  ------------
Cash and cash equivalents at end of period  .....   $3,189,858    $9,638,712
                                                  ============  ============

                       See notes to financial statements.

                      BROADWAY VIDEO ENTERTAINMENT, L.P.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)

1. ORGANIZATION AND NATURE OF BUSINESS

   Broadway Video Entertainment, L.P., (the "Partnership") was organized on August 1, 1994 as a limited partnership under the laws of the State of New York to engage in acquiring, licensing and exploiting certain motion picture rights and properties. In accordance with the Partnership Agreement, (the "Agreement"), the initial capitalization of the Partnership occurred through a series of transaction in which net assets were contributed from individual partners in exchange for proportionate interests in the Partnership. In addition, debt was issued to a third party.

2. BASIS OF PRESENTATION

   The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included herein. Operating results for the three month periods ended March 31, 1996 and 1995 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996 and 1995, respectively. For further information, refer to the consolidated financial statements and footnotes thereto included in the Partnership's annual financial report.

3. PRINCIPLES OF CONSOLIDATION

   The consolidated unaudited interim financial statements included herein reflect the accounts of the Partnership, its 50% owned subsidiary, McSpadden Smith Music, LLC, and its Broadway Comics Division. Significant intercompany accounts and transaction have been eliminated in consolidation.

4. RELATED PARTY TRANSACTIONS

   The Partnership regularly enters into transactions with an affiliated company in accordance with a ten-year Management Service Agreement (the "Service Agreement"), as defined in the Agreement. Accordingly, during the three months ended March 31, 1996 and 1995, management fees under the Service Agreement were charged to the Partnership in the approximate amounts of $547,000 and $478,000, respectively.

5. RISKS AND UNCERTAINTIES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

6. LEGAL PROCEEDINGS

   The Partnership is involved in various legal proceedings from time to time in the normal course of business. In management's opinion, the litigation in which the Partnership is currently involved, both individually and in the aggregate, is not material to the Partnership's financial condition or its results of operation.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
Palladium Limited Partnership

   We have audited the accompanying statement of operations, changes in partners' capital and cash flows of Palladium Limited Partnership for the seven months ended July 31, 1994. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, changes in partners' capital and cash flows of Palladium Limited Partnership for the seven months ended July 31, 1994 in conformity with generally accepted accounting principles.

                                                 ERNST & YOUNG LLP

New York, New York
October 19, 1994

                         PALLADIUM LIMITED PARTNERSHIP

                           STATEMENT OF OPERATIONS

                       SEVEN MONTHS ENDED JULY 31, 1994

 Revenues ................................................     $ 2,393,285
 Cost and expenses:
   Direct costs ..........................................         804,478
   Selling expenses ......................................          17,811
   General and administrative expenses  ..................         122,581
   Administrative surcharge --general partner ............         102,081
                                                              ------------
 Income before provision for income taxes  ...............       1,346,334
 Provision for income taxes ..............................          22,569
                                                              ------------
 Net income ..............................................     $ 1,323,765
                                                              ============


                       See notes to financial statements.

                         PALLADIUM LIMITED PARTNERSHIP

                  STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                       SEVEN MONTHS ENDED JULY 31, 1994

                                                                GENERAL       LIMITED
                                                                PARTNER       PARTNER        TOTAL
                                                             ------------  ------------  ------------
Balance at December 31, 1993 .............................     $1,030,495    $1,030,494    $2,060,989
Net Income for the seven months ended July 31, 1994 ......        661,883       661,882     1,323,765
                                                             ------------  ------------  ------------
Balance at July 31, 1994 .................................     $1,692,378    $1,692,376    $3,384,754
                                                             ============  ============  ============


                       See notes to financial statements.

                         PALLADIUM LIMITED PARTNERSHIP

                           STATEMENT OF CASH FLOWS

                       SEVEN MONTHS ENDED JULY 31, 1994

 OPERATING ACTIVITIES
Net income ......................................................................   $1,323,765
Adjustments to reconcile net income to net cash provided by operating activities:
 Amortization of film library ...................................................      322,913
 Allowance for doubtful accounts ................................................       37,500
 Changes in operating assets and liabilities:
  Increase in accounts receivable ...............................................     (287,043)
  Increase in due from general partner ..........................................      (55,553)
  Increase in other assets ......................................................         (783)
  Increase in accounts receivable, long-term ....................................      (65,000)
  Increase in profit participation payable ......................................       82,098
  Increase in due to Broadway Video, Inc. .......................................       86,562
  Decrease in accounts payable and accrued expenses .............................      (50,000)
  Increase in income taxes payable ..............................................        7,269
                                                                                  ------------
  Net cash provided by operating activities .....................................    1,401,728
Cash and cash equivalents at beginning of period ................................       87,103
                                                                                  ------------
Cash and cash equivalents at end of period ......................................   $1,488,831
                                                                                  ============

                       See notes to financial statements.

                          PALLADIUM LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                    FOR THE SEVEN MONTHS ENDED JULY 31, 1994


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

   Palladium Limited Partnership (the "Partnership") was organized on April 18, 1991 as a limited partnership under the laws of the State of New York to engage in the acquisition, licensing and commercial exploitation of certain motion picture rights and properties (see Note 3).

INCOME TAXES

   No provision has been made for federal and state income taxes since the Partnership is not a taxable entity. However, a provision has been made for the New York City Unincorporated Business Tax according to the following:

                  Current ....................    $ 26,269
                  Deferred  ..................      (3,700)
                                                 ---------
                                                  $ 22,569
                                                 =========

   The provision for deferred income taxes relates primarily to temporary differences between financial and tax reporting of certain expenses.

REVENUE RECOGNITION

   Revenue from the sale of film rights, principally for the home video and domestic and foreign syndicated television markets, is recognized when the film is available for showing or exploitation. Amounts received prior to the film's availability are classified as deferred revenue. Revenue from the sale of merchandising rights is recognized when the license period begins.

2. RELATED PARTY TRANSACTIONS

   Certain administrative expenses, totaling $102,081, are allocated from the general partner in accordance with the partnership agreement.

3. SUBSEQUENT EVENT

   On August 23, 1994, a series of transactions occurred in which certain assets and a 99% interest in the Partnership was transferred from the limited and general partners to Broadway Video Entertainment, L.P., ("BVELP"), a newly formed partnership, controlled by the general partner. In exchange for certain assets and the respective partnership interests, the general partner received an interest in BVELP and the limited partner received a note and options from the general partner to purchase up to 44% of BVELP.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

        The following set forth the unaudited pro forma condensed balance sheet and unaudited pro forma condensed statement of operations of the Company for the quarter ended May 4, 1996 and the unaudited pro forma condensed statement of operations for the year ended February 3, 1996, which are derived from the historical Consolidated Financial Statements of the Company. The unaudited pro forma condensed statement of operations data for the periods presented give pro forma effect to (i) the issuance of Series B Preferred Stock to Golden Press Holding, L.L.C. (the "GPH Transaction"), (ii) the Acquisition, (iii) the issuance of $100,000,000 of Convertible Trust Originated Preferred Securities by Golden Books Financing Trust (the "Preferred Securities") (the "Offering"), (iv) the investment by a wholly-owned subsidiary of Hallmark Cards, Incorporated ("Hallmark") in $25 million of Company Common Stock (the "Hallmark Investment") and (v) the issuance of approximately 84,967 additional shares of Company Common Stock to Richard E. Snyder pursuant to his employment agreement, in each case, as if such transaction had been consummated at the beginning of the period presented. The pro forma statements of operations for the three months ended May 4, 1996 and the year ended February 3, 1996, reflect the statements of operations information for BVE, L.P. for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively. The unaudited pro forma condensed balance sheet gives pro forma effect to (i) the GPH Transaction, as more fully described in the notes therein, (ii) the Acquisition, (iii) the issuance of Preferred Securities in the Offering, (iv) the Hallmark Investment and (v) the issuance of approximately 84,967 additional shares of Company Common Stock and options to purchase approximately 157,796 shares of Company Common Stock to Richard E. Snyder and other future payments pursuant to his employment agreement, in each case, as if such transactions had been consummated on May 4, 1996. The stockholders' equity reflected in the unaudited pro forma condensed balance sheet does not reflect the impact of the write downs and other charges contemplated to be recorded in fiscal 1997, including approximately $80 million to be included in the fiscal 1997 second quarter financial statements. The pro forma balance sheet at May 4, 1996 reflects the financial position of BVE, L.P. as of March 31, 1996. The pro forma adjustments are described in the notes hereto and are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed financial statements do not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the transactions described above been consummated as of the date or for the period indicated. The unaudited pro forma condensed financial statements should be read in conjunction with the notes hereto, the consolidated financial statements and notes thereto of the Company for the year ended February 3, 1996 and for the quarter ended
May 4, 1996 and the consolidated financial statements of BVE, L.P. for the year ended December 31, 1995 and for the quarter ended March 31, 1996 and the notes thereto.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                  MAY 4, 1996

                                                         PRO FORMA
                                          HISTORICAL    ADJUSTMENTS     PRO FORMA
                                            GOLDEN        FOR GPH        FOR GPH     HISTORICAL      PRO FORMA
                                            BOOKS       TRANSACTION    TRANSACTION    BVE, L.P.     ADJUSTMENTS    PRO FORMA
                                        ------------  -------------  -------------  ------------  --------------  -----------
                                                                        (DOLLARS IN THOUSANDS)
ASSETS
Cash and cash equivalents .............    $ 33,025    $     44,604 (a) $ 77,629       $ 3,190      $    (83,200)(e)  $115,629
                                                                                                          96,200 (f)
                                                                                                          (3,190)(g)
                                                                                                          25,000 (h)
Accounts receivable, net ..............      56,272              --       56,272         1,364                          57,636
Inventories ...........................      78,562              --       78,562            --                --        78,562
Net assets held for sale ..............      12,850              --       12,850            --                --        12,850
Other current assets ..................      18,393          (2,671)(b)   15,722           193              (193)(g)    15,722
                                        ------------  -------------    -----------  ------------  --------------    -----------
  Total Current Assets ................     199,102          41,933      241,035         4,747            34,617       280,399
Property, plant & equipment, net  .....      74,917              --       74,917           171                --        75,088
Film library, goodwill and other
 intangibles, net .....................       8,558              --        8,558         6,382            85,422 (e)   100,362
Other non-current assets ..............      13,723              --       13,723           952                --        14,675
                                        ------------  -------------    -----------  ------------  --------------    -----------
  Total Assets ........................    $296,300    $     41,933     $338,233       $12,252      $    120,039      $470,524
                                        ============  =============    ===========  ============  ==============    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES
Accounts payable ......................    $ 11,310    $     (2,042)(a) $  9,268       $   228      $       (228)(g)  $  9,268
Profit participation payable ..........          --              --           --           866                --           866
Accrued expenses and other current
 liabilities ..........................      29,252           5,566 (c)   34,172         2,301            (2,301)(g)    34,566
                                                               (646)(a)                                      394 (i)
                                        ------------  -------------    -----------  ------------  --------------    -----------
  Total Current Liabilities ...........      40,562           2,878       43,440         3,395            (2,135)       44,700
Long-term debt ........................     149,850              --      149,850        13,256           (13,256)(k)   149,850
Pension liability .....................      27,917           1,600 (c)   29,517            --                --        29,517
Other non-current liabilities .........       2,546                        2,546           225                --         2,771
Company-Obligated Mandatorily
 Redeemable Convertible Preferred
 Securities of Golden Books Financing
 Trust Holding Solely Convertible
 Debentures ...........................          --              --           --            --            96,200 (f)    96,200
Series A Preferred Stock ..............       9,985          (9,985)(a)       --            --                --           --
STOCKHOLDERS' EQUITY (DEFICIT)
Series B Preferred stock ..............          --          65,000 (a)   65,000            --                --        65,000
Common stock ..........................         219              --          219            --                 9 (e)       254
                                                                                                               1 (i)
                                                                                                              25 (h)
Additional paid-in capital ............      87,172          (6,177)(a)   80,995            --             9,991 (e)   116,852
                                                                                                             891 (i)
                                                                                                          24,975 (h)
Receivable from sale of common stock  .      (4,796)          4,796 (c)       --            --                --           --
Retained earnings (deficit) ...........     (12,584)        (16,179)(d)  (28,763)           --              (892)(i)   (30,049)
                                                                                                            (394)(i)
Cumulative translation adjustment  ....      (1,749)             --       (1,749)           --                --        (1,749)
Partner's capital .....................          --              --           --        (4,624)            4,624 (e)        --
Treasury stock ........................      (2,822)             --       (2,822)           --                --        (2,822)
                                        ------------  -------------    -----------  ------------  --------------    -----------
  Total Stockholders' Equity (Deficit)       65,440          47,440      112,880        (4,624)           39,230       147,486
Total Liabilities and Stockholders'
 Equity (Deficit) .....................    $296,300    $     41,933     $338,233       $12,252      $    120,039      $470,524
                                        ============  =============    ===========  ============  ==============    ===========

                                                      (See accompanying notes)

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MAY 4, 1996

                                                 HISTORICAL      PRO FORMA
                                                   GOLDEN         FOR GPH     HISTORICAL      PRO FORMA
                                                    BOOKS       TRANSACTION    BVE, L.P.     ADJUSTMENTS    PRO FORMA
                                               -------------  -------------  ------------  -------------  -----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues .................................     $68,888       $ 68,888        $3,629       $     --      $  72,517
Costs and Expenses:
Cost of sales ................................      51,919         51,919         1,065             --         52,984
Selling, general and administrative expenses        22,725         22,725         1,691          1,136 (j)     25,552
                                               -------------  -------------  ------------  -------------    ---------
(Loss) Income before interest and other
 expenses, taxes, and distributions on
 redeemable preferred securities of
 subsidiary trust and other ..................      (5,756)        (5,756)          873         (1,136)        (6,019)

Interest and other expenses, net .............       3,060          3,060           805           (800)(k)      3,113
                                                                                                    48 (k)
Distributions on redeemable preferred
 securities of subsidiary trust ..............          --             --            --          2,188 (l)      2,188
                                               -------------  -------------  ------------  -------------    ---------
(Loss) Income before taxes ...................      (8,816)        (8,816)           68         (2,572)       (11,320)
(Benefit) Provision for income taxes  ........         (52)           (52)            3             --            (49)
                                               -------------  -------------  ------------  -------------    ---------
Net (Loss) Income ............................     $(8,764)      $ (8,764)       $   65       $ (2,572)     $ (11,271)
                                               =============  =============  ============  =============    =========
Preferred dividends paid .....................         212          2,048 (m)                                   2,048
                                               -------------  -------------                                 ---------
Net loss available to common stockholders  ...     $(8,976)      $(10,812)                                  $ (13,319)
                                               =============  =============                                 =========
Loss Per Common Share ........................     $ (0.41)(n)   $  (0.48)(o)                               $   (0.51)(p)
                                               =============  =============                                 =========

                                                      (See accompanying notes)

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED FEBRUARY 3, 1996

                                                HISTORICAL     PRO FORMA
                                                  GOLDEN        FOR GPH      HISTORICAL     PRO FORMA
                                                  BOOKS       TRANSACTION     BVE, L.P.    ADJUSTMENTS    PRO FORMA
                                               ------------  -------------  ------------  -------------  -----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues .................................  $ 374,257     $ 374,257        $ 9,536      $        --     $ 383,793
Costs and Expenses:
Cost of sales ................................    281,392       281,392          2,756               --       284,148
Selling, general and administrative expenses      129,020       129,020          5,505            4,498 (j)   139,023
Restructuring charges, net ...................      6,701         6,701             --                          6,701
                                               ------------  -------------  ------------  -------------   -----------
(Loss) Income before interest and other
 expenses, taxes, and distributions on
 redeemable preferred securities of
 subsidiary trust and other ..................    (42,856)      (42,856)         1,275           (4,498)      (46,079)

Interest and other expenses, net .............     12,859        12,859          2,092           (1,822)(k)    13,319
                                                                                                    190 (k)
Distributions on redeemable preferred
 securities of subsidiary trust ..............         --            --             --            8,750 (l)     8,750
                                               ------------  -------------  ------------  -------------   -----------
Loss before taxes ............................    (55,715)      (55,715)          (817)         (11,616)      (68,148)
Provision for income taxes ...................     11,332        11,332             65               --        11,397
                                               ------------  -------------  ------------  -------------   -----------
Net Loss .....................................  $ (67,047)    $ (67,047)       $  (882)     $   (11,616)    $ (79,545)
                                               ============  =============  ============  =============   ===========
Preferred dividends paid .....................        848         8,190 (m)                                     8,190
                                               ------------  -------------                                -----------
Net loss available to common stockholders  ...  $ (67,895)    $ (75,237)                                    $ (87,735)
                                               ============  =============                                ===========
Loss Per Common Share ........................  $   (3.23)(n) $   (3.43)(o)                                 $   (3.44)(p)
                                               ============  =============                                ===========

                                                      (See accompanying notes)

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

                            (Dollars in thousands)

PRO FORMA ADJUSTMENTS FOR GPH TRANSACTION

(a) Represents (i) the issuance of $65,000 of Series B Preferred Stock in connection with the GPH Transaction, less $6,177 in transaction costs,
       (ii) the redemption of $9,985 of Series A Preferred Stock and the related payment of $646 in accrued dividends, and (iii) the payment of $3,588 for severance and transition expenses.

(b) Represents the reduction of $2,671 of previously capitalized deferred costs as a result of the closing of the GPH Transaction.

(c) Represents (i) the accrual of a $5,566 special bonus, (ii) the accrual of supplemental retirement benefits of $1,600 and (iii) the vesting of the 599,465 shares of Company Common Stock and a bonus to receive $4,796, the proceeds of which will be used to repay the related receivable for Richard E. Snyder pursuant to his employment agreement entered into in connection with the GPH Transaction.

(d) Represents the statement of operations effect of adjustments discussed in (a), (b) and (c). These adjustments represent non-recurring costs that are not reflected in the Unaudited Pro Forma Condensed Statements of Operations.

PRO FORMA ADJUSTMENTS FOR THE ACQUISITION, THE OFFERING AND THE HALLMARK INVESTMENT

(e) Represents the Acquisition purchase price of $91,000 as represented by $81,000 in cash consideration (from proceeds of issued Preferred Securities-see Note (f)) and the issuance of $10,000 in Company Common Stock (assumed to be 952,381 shares, based upon the $10 1/2 closing stock price of the Company Common Stock on August 14, 1996). Cash adjustment includes $2,200 in estimated transaction costs. Also reflects the elimination of BVE, L.P.'s historical stockholder's deficit and the recording of $91,804 of film library, goodwill and other intangible assets associated with the Acquisition.

(f) Represents the proceeds from the issuance of 2,000,000 shares of Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of Golden Books Financing Trust Holding Solely Convertible Debentures for an aggregate of $100,000 (estimated), net of $3,800 (estimated) in transaction costs, as contemplated in the Offering. The Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of Golden Books Financing Trust Holding Solely Convertible Debentures are mandatorily redeemable in 2016.

(g) Represents the elimination of certain assets not acquired and certain liabilities not assumed in connection with the Acquisition.

(h) Represents the receipt of the $25,000 proceeds and the issuance of 2,506,266 (preliminary estimate) shares of Company Common Stock in connection with the Hallmark Investment. The amount of shares issued to Hallmark is based on 95% of the closing price for the Company Common Stock on August 14, 1996.

(i) Represents (i) the accrual of $394 of special bonus and (ii) the issuance of approximately 84,967 shares of Company Common Stock to Richard E. Snyder in connection with the anti-dilution provision of his employment agreement in connection with the Offering, the Acquisition and the Hallmark Investment based on the August 14, 1996 Company Common Stock closing price.

(j) Represents the incremental amortization due to the application of purchase price accounting resulting from the preliminary allocation of the purchase price to the film library, goodwill and other intangibles. The film library (preliminarily estimated at $40,000) is being amortized using the film-forecast method and the goodwill (preliminarily estimated at $51,804) and other intangible assets are being amortized on a straight line basis over a period of 25 years (preliminary estimate). The preliminary purchase price allocation to the film library, goodwill and other intangibles and the respective amortization periods are subject to finalization.

                            (DOLLARS IN THOUSANDS)

(k) Represents the elimination of BVE, L.P.'s historical long-term debt and interest expense for the period presented as BVE, L.P.'s long term debt will be retired by BVE, L.P. in connection with the Acquisition. Also reflects the recognition of non-cash interest expense from amortization of deferred financing costs from the Offering.

(l) Represents dividends paid for period on Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of Golden Books Financing Trust Holding Solely Convertible Debentures. Calculated based on estimated offering of $100,000 of securities (See Note (f)) and an assumed 8.75% annual dividend rate.

(m) Represents dividends of Company Common Stock paid on the Series B Preferred Stock issued in connection with the GPH Transaction. Calculated based on 195,000 shares of Company Common Stock issued quarterly utilizing the August 14, 1996 closing price of the Company Common Stock. Dividend on the Series A Preferred Stock is eliminated as the Series A Preferred Stock was retired in connection with the GPH Transaction.

(n) Historical loss per share of Company Common Stock is calculated based on weighted shares of 21,667,000 and 21,047,000 for the quarter and year ended May 4, 1996, and February 3, 1996, respectively.

(o) Pro forma loss for the quarter and year ended May 4, 1996, and February 3, 1996, respectively, has been calculated based on the pro forma effect of the GPH Transaction. The pro forma loss has been adjusted to reflect the 12% Series B Preferred Stock dividend. The pro forma loss per common share has been calculated based on the historical weighted shares outstanding as adjusted for the issuance of shares of Company Common Stock to Richard E. Snyder and the dividends of shares of Company Common Stock payable to holders of Series B Preferred Stock (based on August 14, 1996 closing stock price). The resulting adjusted pro forma weighted average shares outstanding for the quarter and year ended May 4, 1996, and February 3, 1996, are 22,447,000 and 21,941,000, respectively. All other common stock equivalents including warrants, options, Series A Preferred Stock and Series B Preferred Stock were deemed anti-dilutive.

(p) The pro forma loss for the quarter and year ended May 4, 1996, and February 3, 1996, respectively, has been calculated based on the pro forma effect of the GPH Transaction, the issuance of the Preferred Securities and the Acquisition. The pro forma loss has been adjusted to reflect the 12% Series B Preferred Stock dividend. The pro forma loss per share of Company Common Stock has been calculated based on the historical weighted average shares outstanding as adjusted for the issuance of shares of Company Common Stock to Richard E. Snyder, the dividends of shares of Company Common Stock payable to holders of Series B Preferred Stock (based on August 14, 1996 closing stock price), shares to be issued in connection with the Acquisition and shares to be issued in connection with the Hallmark Investment. The resulting adjusted pro forma weighted average shares for the quarter and year ended May 4, 1996, and February 3, 1996, are 25,990,000 and 25,484,000, respectively. All other common stock equivalents including warrants, options, Series A Preferred Stock and Series B Preferred Stock were deemed anti-dilutive.